Exhibit 99.1

Trump Media Expands TV Streaming Delivery Network to Multi-site Operation
More Enhancements Coming Soon for Truth Social Streaming Service

SARASOTA, Fla., Sep. 30, 2024 -- Trump Media & Technology Group (Nasdaq: DJT) (“TMTG” or the “Company”), operator of the social media platform Truth Social, announced today that its custom-built content delivery network (“CDN”) is now operating from multiple sites across the country.

The expansion transforms Truth Social’s CDN—which powers the Company’s Truth+ TV streaming service—into a more sophisticated distributed content network, with streaming content originating from multiple geographic locations.

“We’re pleased to report our CDN is operating excellently and is quickly enhancing,” said TMTG CEO Devin Nunes. “With additional data centers expected to open soon, our TV streaming capabilities and content are expanding rapidly, consistent with Truth Social’s goal to become the unassailable fortress of free speech on the Internet.”

Accessible through the Truth Social platform, and scheduled to be released soon as stand-alone apps, Truth Social’s ultra-fast streaming service operates through specially designed infrastructure with its own servers, routers, and proprietary software stack. The Company aims to create a robust TV streaming platform comprising news, Christian content, and family friendly programming that is uncancellable by Big Tech.

About TMTG

The mission of TMTG is to end Big Tech’s assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America) Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of TMTG. We have based these forward-looking statements on our current expectations and projections about future events, including the future plans and potential success of the streaming services under the CDN. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.